UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2010

SEACOR HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-12289 (Commission File Number)	13-3542736 (I.R.S. Employer Identification Number)

2200 Eller Drive, Fort Lauderdale, Florida (Address of principal executive offices)	33316 (Zip Code)

Registrant's telephone number, including area code:
(954)-523-2200

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14a-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01.                      Regulation FD Disclosure.

On February 22, 2010, SEACOR Holdings Inc. (the “Company”) issued a press release announcing that, on February 18, 2010, its Board of Directors increased by $147.8 million its authorization for repurchases of its common stock.  With this increase, the Company has approximately $250 million available for such purchases.  The repurchase of the Company’s common stock may be conducted from time to time through open market purchases, privately negotiated transactions or otherwise depending on market conditions.  A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

ITEM 9.01                      Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.                      Description

99.1	Press Release of SEACOR Holdings Inc., dated February 22, 2010, reporting its increased authorization for repurchases.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SEACOR HOLDINGS INC.

Date: February 22, 2010	By:	Richard Ryan
		Name:	Richard Ryan
		Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of SEACOR Holdings Inc., dated February 22, 2010, reporting its increased authorization for repurchases.